Exhibit 10.11

Mortgage Counter-guarantee Agreement

Contract No.: [*]

Mortgagee (Party A): Xinjiang Financing Guaranty Co., Ltd.

Residence (Address): Floor 20, Tiancheng Square, No.222 Jiefang North Road, Tianshan District, Urumqi

Legal Representative: Zhou Jun

Mortgagor (Party B): Xinjiang United Family Trading Co., Ltd.

Residence (Address): No.26 Wenhua Road, Tianshan District, Urumqi

Legal Representative: Wang Baolin

Because Party B and Urumqi Youhao Road Sub-Branch of Huaxia Bank Co., Ltd. (hereinafter referred to as the “Creditor”) have signed the Working Capital Loan Agreement which number is [*] (hereinafter referred to as the “financing business agreement), Party A is willing to provide guarantee to the Creditor for the debts of Party B formed under the financing business contract, for this reason, Party A and Party B signed the Guarantee Agreement which number is [*], and signed the Guarantee Agreement No. [*] with the Creditor (hereinafter referred to as the “guarantee agreement”), it is agreed that the type of financing business provided by A to the Creditor shall be working capital loan, guarantee of the principal amount of the creditor’s right is (in words) fifteen million yuan. This agreement is concluded by consensus between Party A and Party B in accordance with the provisions of national law as follows:

Article I Party B’s Statement and Guarantee

I. Party B shall have full capacity for civil conduct in accordance with the Chinese law and may provide security to other parties, or be a company established under the Chinese law and have the right to enter into this agreement and perform its obligations under this agreement.

II. The signing and performance of this agreement by Party B is voluntary, is the expression of its true intention, and is subject to all necessary legal authorization, the above authorization and execution under the authorization do not violate any laws or contracts binding on Party B, and all procedures required by Party B to sign and perform this agreement have been legally and effectively completed.

III. All documents, materials, statements and vouchers provided by Party B to Party A for setting up mortgage guarantee under this agreement are accurate, true, complete and effective.

IV. Party B guarantees that it has the right of ownership or disposal of the mortgaged property in accordance with the law, and there is no external guarantee in any form during the mortgage period to Party A, and have no defects of rights.

V. Party B shall not lose the ability to pay debts to other creditors or impair the legitimate rights and interests of any other creditors of Party A at present or in the future due to the establishment of mortgage under this agreement.

VI. If Party B is a company established under the Chinese law, Party B has obtained the consent of its shareholders’ meeting on mortgage matters before the conclusion of this agreement.

VII. If Party A simultaneously sets a number of counter-guarantee measures for the financing business hereunder, the change of any one or more of the counter-guarantee measures shall not affect Party B’s counter-guarantee obligations hereunder.

VIII. If the Creditor and Party B reach an extension agreement on the time limit for the performance of the main debt, Party B shall continue to assume the responsibility of mortgage counter-guarantee for the extended debt, and shall be obliged to cooperate with Party A in the formalities of mortgage registration and alteration of the extended debt. The extension of the registration of the mortgaged property shall not affect the mortgage right enjoyed by Party A according to law.

Article II Items of Mortgage

I. Name: Baking equipment ____________________;

II. Quantity, quality: Good _____________________;

III. Status: Good ___________________;

IV. Location: No.26 Wenhua Road, Tianshan District, Urumqi ;

V. Attribution of the ownership (right to use): Xinjiang United Family Trading Co., Ltd. ;

VI. Others: See Mortgage List _________;

Article III Mortgage Value of Mortgage

After full consultation between Party A and Party B, the value of the mortgage shall be determined in the following second way:

I. The mortgage value of the mortgage shall be determined according to the value of the Assets Appraisal Report (No.: / ) which issued by / recognized by both parties. The value of the mortgage is / yuan (in words: / ) according to the discount rate required by Party A.

II. The mortgage value of the mortgage agreed upon by both parties is: RMB15,000,000 (in words: Renminbi Fifteen Million Yuan Only).

The foregoing agreement on the value of the mortgage does not serve as the basis for Party A’s valuation of the disposition of the mortgaged property in accordance with this agreement, nor does it constitute any restriction on Party A’s exercise of the mortgage right. The final value of the mortgaged property shall be based on the net income from the actual disposal of the mortgage when Party A realizes the mortgage right.

Without Party A’s consent, Party B shall not set any other security interest in the mortgage.

Article IV Inventory, Registration of Mortgage

I. Inventory: before signing this agreement, Party A and Party B shall make an inventory and verify the mortgage together, and make a list which shall be signed and sealed by both parties as one of the appendixes of this agreement. During the mortgage period, all relevant legal documents of the mortgage shall be kept by Party A.

Article V Scope of Party’s Counter Guarantee

I. All debts paid by Party A on behalf of Party B, including but not limited to, principal, interest, penalty, compound interest, liquidated damages, compensation for damages and expenses for the Creditor to realize their claims, as well as the interest occupied by compensation funds to be paid by Party B to Party A, the interest occupied by compensation funds shall be calculated on the basis of the total amount reimbursed by Party A, at an annual interest rate of 24% from the day after compensation;

II. According to the agreement of the Guarantee Agreement, Party B shall pay the guarantee fee, overdue insurance premium and liquidated damages to Party A’s sub-branch, which shall be subject to the agreement of the Guarantee Agreement;

III. All expenses incurred by Party A in realizing the mortgage right, including but not limited to litigation fees, arbitration fees, notarization fees, lawyers’ fees, travel fees, evaluation fees, auction or sale fees, transfer fees, security fees, announcement fees, execution fees, etc. The parties confirm that the expenses of realizing the mortgage right and interest occupied by compensation funds should be calculated separately, not totally not exceeding 24% of the annual interest rate;

IV. This agreement stipulates all debts borne by Party B, including, but not limited to, the liquidated damages, indemnities and expenses for the custody of mortgage that Party B shall pay to Party A;

Article VI Party B’s Obligations

I. Party B shall insure the mortgage to the insurance company before signing this agreement, Party A shall be the beneficiary of the insurance and pay the insurance premium, and the insurance policy shall be kept by Party A. The insurance period shall be longer than the guaranty period of at least six months. If the guaranty period is extended, Party B shall go through the procedure of extending the insurance period. In case of disaster losses, Party A shall have the right to receive priority from insurance compensation.

II. During the period of mortgage, Party B shall be responsible for the proper possession and custody of the mortgage, as well as for the maintenance and repair of the mortgage, so as to ensure that the mortgage is in perfection condition, and is subject to inspection by Party A at any time. Party B shall bear the relevant expenses (such as warehouse, operation, repair, maintenance, etc.).

III. Without the written consent of Party A, Party B shall not lease, sell, in real object contribution, set other security interests, lend, transfer, grant or otherwise dispose of the mortgage in its possession, and shall not carry out the act of reducing the value of the mortgage. When Party A finds that Party B has improper custody of the mortgaged property in its possession or acts that impair its value, Party A shall have the right to request Party B to stop the infringement and provide the guarantee.

IV. During the term of the mortgage, if the present value of the mortgaged property is reduced, damaged or lost for any reason, Party B shall take immediate measures to prevent further expansion of the loss, and notify Party A in writing immediately. Party A shall have the right to require Party B to restore the value of the mortgage or to provide a guarantee equivalent to the reduced value or to provide new mortgage approved by Party A separately.

V. Where the mortgage is lost, damaged or/or expropriated, the effect of the mortgage right shall be the insurance, compensation and indemnity that Party B obtains for the loss, damage or expropriation of the mortgage. The insurance, compensation and indemnity shall be deposited by Party A and have the priority of compensation within the scope of the mortgage guarantee; if the loss of the mortgage does not result in insurance, compensation or indemnity, or the amount of the income is less than the value of the mortgage, Party A shall have the right to require Party B to provide new mortgage approved by Party A separately, and to register and insure the new mortgage in accordance with the manner stipulated in this agreement.

VI. In the case of clause III, IV and V of this Article, Party B shall, within five days from the date of receipt of Party A’s notification, provide Party A with additional guarantees equivalent to the reduced value or new mortgage approved by Party A as required by Party A, if Party B fails to provide the mortgage, Party A shall pay 30% of the total value of the collateral as liquidated damages.

VII. If Party B conceals the existence of joint ownership, disputes, being detained, involved in litigation or arbitration, and having a security right established and other situations that endanger the realization of the mortgage, and shall pay Party A liquidated damages equal to 30% of the total value of the mortgage, if the liquidated damages are insufficient to cover Party A’s losses, Party B shall compensate for the insufficient part.

VIII. Party B shall bear the registration, notarization, insurance, appraisal, transportation, storage and other expenses related to this agreement.

Article VII Realization of Mortgage

I. If the Creditor declares that Party B’s debts are due ahead of schedule according to law or in accordance with the financing business agreement, and requests Party B to perform the debts ahead of time, but Party B fails to perform or fails to perform in full, which results in Party A’s compensation, it shall be deemed to be an important condition for Party A to claim guarantee liability to Party B. If Party B fails to pay off the mortgage within five days after Party A’s compensation, Party A shall have the right to dispose of the mortgage to realize the mortgage, which shall not be subject to the limitation of the repayment period.

II. If Party A fails to be liquidated by Party B within five days after fulfilling its obligation of compensation, Party A may apply to the people’s court for the disposal of the mortgage in accordance with the form prescribed by law, giving priority to the payment received, and Party B shall not raise any objection to Party A’s application for the disposal of the mortgage.

III. If the value of the mortgage after disposal is still insufficient, Party A shall have the right to continue to recover the insufficient part.

Article VIII Notification and Delivery

Party B agrees and confirms: all notices of Party A, and legal documents issued in respect of any lawsuit brought by Party B shall be sent to the following address of Party B, which shall be deemed to be valid as long as they are served at the following address. If Party B changes its address and telephone number, Party A shall be notified in writing within three days after the change. Otherwise, a notice is given at the following address, which is deemed to have been served.

Party B’s address: No.501, Unit 1, Building 1, No.74 Xihou Street, Tianshan District, Urumqi

Tel.: [*]

Recipient: Wang Baolin

Article IX Notarization

Party B hereby undertakes that this agreement shall have the effect of compulsory execution if it is notarized by the creditor’s rights documents with the effect of compulsory execution. In case of compensation, Party A may apply to the people’s court for enforcement on the basis of a notary execution certificate, and Party B voluntarily accepts enforcement by the people’s court without any objection.

Article X Responsibility for Breach of Contract

I. If Party B makes false statements and declarations in violation of the stipulation of “Statement and Guarantee” in Article I of this counter-guarantee agreement, or Party B has other faults, which lead to the invalidity of this agreement or other consequences, and cause losses to Party A, Party B shall be liable for all compensation, Party B shall compensate Party A for all the principal, interest, compound interest, penalty, liquidated damages, compensation and the cost of realizing the creditor’s rights guaranteed by Party A under the financing business agreement, and all the premiums, overdue premiums, liquidated damages and all other expenses payable under the guarantee agreement.

II. Any of the following circumstances shall constitute Party B’s breach hereof:

(1)	Party B violates the statements and commitments made in this agreement;

(2)	Party B fails to perform its obligations as stipulated in this agreement;

(3)	The mortgage is invalid due to the reasons of Party B;

(4)	Party B in any way (act or omission) prevents Party A from disposing of the mortgage in accordance with the relevant provisions of this agreement.

III. In the event of such breach of contract, Party A shall have the right to take one or more of the following measures:

(1)	Party B is required to restore the total value of the mortgage or provide other guarantees;

(2)	Requires Party B to compensate Party A for all direct or indirect losses incurred as a result of Party B’s breach of contract;

IV. During the validity of this agreement, both parties shall fully perform the obligations agreed herein. If either party fails to perform or fails fully performs its obligations, it shall pay liquidated damages to the non-breaching party at the rate of 10% of the total amount of all debts paid by party a to the Creditor on behalf of Party B and all expenses incurred in the realization of the creditors’ right, and compensate the other party for the losses caused thereby.

The amount of liquidated damages stipulated in other clauses of this agreement shall be paid in accordance with the amount stipulated in this clause.

Article XI Continuity of Obligations and Responsibilities

All obligations and responsibilities of Party B under this agreement shall not be exempted from any directives of Party B’s superior units, changes in Party B’s financial resources and status, or invalidity of any agreement, document or main contract signed by Party B with other units; Party B shall not be exempted from such circumstances as merger, division or alteration of legal representatives or undertakers. In case of any merger, division or alteration of the parties under this agreement, the parties after the alteration shall bear the obligations and responsibilities set forth in this agreement.

Article XII Effectiveness, Change, Rescission and Termination of the Agreement

I. This Counter-guarantee Agreement shall become effective on the date of signing by both parties.

II. During the performance of this agreement, Party B and the Creditor shall notify Party A in writing of any changes to the financing business agreement. Party A and the Creditor guarantee if the agreement changes, Party B shall recognize and guarantee to continue to bear the counter-guarantee liability under this agreement, and Party A does not need to inform Party B separately.

III. This agreement shall not be invalid due to the invalidity of the guarantee agreement or guarantee agreement. If the guarantee agreement is invalid, Party B shall still bear the responsibility as stipulated in this agreement.

IV. After this agreement comes into force, neither party shall change or terminate it without authorization.

If it is necessary to change or terminate the agreement, both parties shall reach a consensus through consultation and reach a written agreement.

Article XIII Settlement of Disputes

Disputes arising from this agreement may be settled through negotiation between both parties, if the negotiation fails, it shall be under the jurisdiction of the people’s court where Party A is located.

Party XIV Appendix

This agreement is made in five copies, one held by Party A and one held by Party B, and other two copies submitted to the registration department for filing.

Party A’s operator of this agreement: Zhao Bin Contact number: [*]

Party B’s operator of this agreement: Cai Jihong Contact number: [*]

Article XV Other Terms Agreed by Both Parties

......................................../ .....................................................

This agreement is the true intention of both parties, and the terms of this agreement shall be legally binding on both parties. Both parties have carefully read all the terms and conditions of this agreement, and have taken reasonable measures to draw the other party’s attention to the terms of the agreement that exempt or limit the other party’s liability, and have explained the relevant terms and conditions in accordance with the requirements of the other party.

Appendix I: List of Equipment Mortgage

Party A (seal): Xinjiang Financing Guaranty Co., Ltd.

Legal Representative: /s/Zhou Jun (seal)

(Or entrusted agent):

Date of Signing: May 9, 2020

Party B (seal): Xinjiang United Family Trading Co., Ltd.

Legal Representative: /s/Wang Baolin (seal)

(Or entrusted agent):

Date of Signing: May 9, 2020

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